REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Lord Abbett
Investment Trust and the Shareholders of Lord
Abbett Convertible Fund, Lord Abbett Core
Fixed Income Fund, Lord Abbett Core Plus
Bond Fund, Lord Abbett Corporate Bond Fund,
Lord Abbett Multi-Asset Focused Growth Fund,
Lord Abbett Floating Rate Fund, Lord Abbett
High Yield Fund, Lord Abbett Income Fund,
Lord Abbett Inflation Focused Fund, Lord
Abbett Multi-Asset Balanced Opportunity Fund,
Lord Abbett Multi-Asset Growth Fund, Lord
Abbett Multi-Asset Income Fund, Lord Abbett
Short Duration Core Bond Fund, Lord Abbett
Short Duration Income Fund, Lord Abbett Total
Return Fund, and Lord Abbett Ultra Short
Bond Fund:

In planning and performing our audits of the financial statements of Lord Abbett Investment
Trust (the "Trust"), including the Lord Abbett
Convertible Fund, Lord Abbett Core Fixed Income
Fund, Lord Abbett Core Plus Bond Fund, Lord
Abbett Corporate Bond Fund, Lord Abbett Multi-
Asset Focused Growth Fund, Lord Abbett Floating
Rate Fund, Lord Abbett High Yield Fund, Lord
Abbett Income Fund, Lord Abbett Inflation Focused
Fund, Lord Abbett Multi-Asset Balanced
Opportunity Fund, Lord Abbett Multi-Asset Growth
Fund, Lord Abbett Multi-Asset Income Fund, Lord
Abbett Short Duration Core Bond Fund, Lord
Abbett Short Duration Income Fund, Lord Abbett
Total Return Fund, and Lord Abbett Ultra Short
Bond Fund (each a "Fund"), as of and for the year ended November 30, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States) (PCAOB), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and directors of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trust's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of each Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of November 30, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Lord Abbett Investment Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ DELOITTE & TOUCHE LLP

New York, New York
January 26, 2018